Exhibit 99.1

Contact
Debra DiMaria
Chief Financial Officer
(516) 535-3681
ddimaria@proginet.com

Proginet Reports First-Quarter Results,
Annual General Meeting to Take Place

Garden City, N.Y.—November 20, 2007—Proginet Corporation [OTCBB: PRGF], developer of enterprise security software, today announced financial results for the first quarter, which ended October 31, 2007. Total revenues for the quarter were $2,002,386, compared to total revenues of $1,924,324 in the equivalent period of fiscal 2006. Proginet reports a loss of $381,972 for the quarter, compared to a loss of $98,950 for the equivalent period last year.

"As I stated in our press release of November 14, Proginet has incurred substantial expenses related to major expansions in sales, marketing, and communications activities," stated Kevin M. Kelly, Proginet's President and CEO. "These are critical programs for the Company. As such, we continue building the foundation for long-term growth. As reported in the annual business plan investor conference call, Proginet has modified our sales model to have increased dependency on larger deals with greater levels of unpredictability. We continue to expect that this change will benefit Proginet's growth model. Proginet currently has several large deals pending; as we work through this new model, we will take steps to improve the timeliness of closing such large deals," he concluded.

Investor Conference Call
Proginet will hold an informational investor conference call today Tuesday, November 20, 2007 at 4:00 p.m. Eastern Time to provide investor updates and answer questions. To listen or participate, investors may call in at the numbers below immediately prior to the event (you will need all of the following information).

Toll-free Number: 1 (888) 889-4951
Toll Number: 1 (210) 839-8500
Leader: Kevin M. Kelly
Passcode: Proginet

REMINDER: Annual General Meeting (AGM)
Proginet's Annual General Meeting (AGM) will be held at 10:00 a.m. Eastern Time on Friday, November 30th, 2007, at the Company's corporate headquarters at 200 Garden City Plaza, Garden City, N.Y. 11530. Shareholders of record at the close of business on October 3, 2007 were formally notified of the meeting by mail during the week of November 5, 2007.

All shareholders are encouraged to vote their shares by proxy card, which were mailed with the Proxy Statement and 2007 10-KSB, or to attend in person to vote their shares.

To listen in on the AGM, shareholders should call the numbers below immediately prior to the meeting (you will need all of the following information):

Toll-free Number: 1 (800) 475-0212
Toll Number: 1 (210) 234-0001
Leader: John C. Daily
Passcode: Proginet

The principal functions of the Annual General Meeting will be to:
•	Vote on the election of the Board of Directors, approval of auditors, and other matters that may come before the meeting, and
•	Report the results of the meeting

FINANCIAL HIGHLIGHTS

Statement of Operations	Quarter ended October 31,
	2007 (unaudited)	2006
New license revenue	415,155	483,861
Software maintenance fees and other	1,540,731	1,387,463
Professional services	46,500	53,000
Total revenues	$2,002,386	$1,924,324
Total operating expenses, net	2,384,358	2,023,274
Net loss	$(381,972)	$(98,950)
Loss per share	$(.03)	$(.01)

Balance Sheets
	Quarter ended October 31, 2007 (unaudited)	Year ended July 31, 2007
Cash	$2,961,853	$3,439,988
Trade accounts receivable, net	1,159,653	1,328,326
Property and equipment, net	157,934	167,933
Capitalized software development cost, net	3,167,880	3,105,982
Purchased software and other intangibles, net	1,320,795	1,455,840
Other assets	85,462	113,815
Total assets	$8,853,577	$9,611,884

Accounts payable and accrued expenses	665,316	923,617
Deferred revenues	2,274,177	2,406,257
Deferred rent	166,275	166,433
Total liabilities	3,105,768	3,496,307
Total stockholders’ equity	5,747,809	6,115,577
Total liabilities and stockholders’ equity	$8,853,577	$9,611,884

About Proginet Corporation
Proginet is a developer of enterprise security software. Throughout its 20-year history, the Company has earned a solid reputation for its multi-platform expertise and dedication to customer service. Its products, including CyberFusion Integration Suite (CFI)™, SecurForce™, SecurPass®, and SecurAccess™, support all major computing platforms, from PCs to mainframes. Proginet’s global customer base spans more than 23 countries and includes many Fortune 500 companies. The Company is headquartered in Garden City, NY, has offices in Toronto, Canada, and is publicly traded under the symbol [OTCBB: PRGF]. Visit the Company online at www.proginet.com.

Disclaimer
This press release may contain forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors under those sections. In some cases, you can identify forward-looking statements by terminology such as "expect," "believe," "may," "will," "plans" and "anticipate," or the negative of such terms or comparable terminology. Forward-looking statements appearing herein include statements concerning operating and profitability plans and goals and are based on current expectations.

The matters discussed in this press release also involve risks and uncertainties described from time to time in documents filed with the Securities and Exchange Commission, including but not limited to Form 10-KSBs, Form 10-QSBs, Form SB2's and Form 8-Ks (www.sec.gov).